EXHIBIT 21
ASCENA RETAIL GROUP, INC.

SUBSIDIARIES OF THE REGISTRANT

State of Incorporation
Subsidiaries of Ascena Retail Group, Inc.	or Formation

The Dress Barn, Inc.	Connecticut

Maurices Incorporated	Delaware

Tween Brands, Inc. d/b/a “Justice”	Delaware

Charming Shoppes, Inc.	Pennsylvania

GC Fulfillment, LLC	Delaware

Etna Retail DC, LLC	Delaware

Ascena Trade Services, LLC	Delaware

ANN INC.	Delaware

Subsidiaries of The Dress Barn, Inc.

DBX Inc.	New York

Dress Barn Credit Management, LLC	Virginia

933 Inspiration, LLC	Delaware

Subsidiaries of Maurices Incorporated

Maurices Credit Management, Inc.	Virginia

Duluth Holdings, LLC	Minnesota

Duluth Real Estate, LLC	Delaware

Subsidiaries of Tween Brands, Inc.

Tween Brands Store Planning, Inc.	Ohio

Tween Brands Purchasing, Inc.	Ohio

Tween Brands Direct Services, Inc.	Ohio

Tween Brands Direct, LLC	Ohio

Tween Brands Agency, Inc.	Ohio

Tween Brands Investment, LLC	Ohio

Too G.C., LLC	Ohio

Tween Brands Service Co.	Ohio

Ascena Global Sourcing Hong Kong Limited	Hong Kong

Worldwide Retail Holdings, Inc.	Delaware

Worldwide Retail Holdings, B.V.	Netherlands

Worldwide Retail Holdings, Cooperatief UA	Netherlands

Tween Brands Canada Stores Ltd.	Ontario, Canada

Ascena Global Sourcing (Shanghai) Limited	Shanghai, China

Maurices Canada Stores, Ltd.	Ontario, Canada

Dress Barn Canada Stores, Ltd.	Ontario, Canada

Kirkstone Company Limited	Hong Kong

KS Investments Ltd.	Bermuda

CSI Trade Services Limited	Hong Kong

FSHC, LLC	Delaware

Huambo Limited	Hong Kong

Saddle Sound Company Limited	Hong Kong

Trimoland Limited	Hong Kong

Yardarm Trading Limited	Hong Kong

LB International Sales Limited	Hong Kong

Kirkstone India Private Limited	India

Subsidiaries of Charming Shoppes, Inc.

C.S.A.C. LLC	Delaware

C.S.F. Corp.	Delaware

C.S.I.C., Inc.	Delaware

Catalog Fulfillment Co, Inc.	Arizona

Catalog Receivables LLC	Delaware

Catalog Seller LLC	Delaware

Catherines C.S.A.C., Inc.	Delaware

Catherines C.S.I.C., Inc.	Delaware

Catherines of California, Inc.	California

Catherines of Nevada, Inc.	Nevada

Catherines of Pennsylvania, Inc.	Tennessee

Catherines Partners-Washington, G.P.	Washington

Catherines Partners-Indiana, LLP	Indiana

Catherines Stores Corporation	Tennessee

Catherines Stores of Indiana, Inc.	Indiana

Catherines Woman Delaware, Inc.	Delaware

Catherines Woman Michigan, Inc.	Michigan

Catherines, Inc.	Delaware

Catherines.com, Inc.	Tennessee

CCTM, Inc.	Delaware

Charm-Fin Stores, Inc.	Delaware

Charming Direct, Inc.	Delaware

Charming Shoppes Interactive, Inc.	Delaware

Charming Shoppes of Delaware, Inc.	Pennsylvania

Charming Shoppes Receivables Corp.	Delaware

Charming Shoppes Seller, Inc.	Delaware

Charming Shoppes Street, Inc.	Delaware

Chestnut Acquisition Sub, Inc.	Delaware

Crosstown Traders, Inc.	Delaware

CS Holdco LLC	Delaware

CS Holdco II Inc.	Delaware

CS Insurance Ltd.	Bermuda

CS Investment Company	Delaware

CSD Acquisition Corp.	Delaware

CSGC, Inc.	Ohio

Lane Bryant Charities, Inc.	Pennsylvania

CSI Industries, Inc.	Delaware

CSIM, Inc.	Delaware

CSPE, LLC	Pennsylvania

Fashion Apparel Sourcing, Inc.	Delaware

Fashion Bug of California, Inc.	California

Fashion Service LLC	Delaware

Fashion Service Fulfillment Corporation	Delaware

FB Distro, Inc.	Indiana

FBGC, Inc.	Ohio

Fashion Bug Retail Companies, LLC	Delaware

Charming Sales Co. Two, Inc.	Wisconsin

Charming Sales Co. Four, Inc.	Wisconsin

Charming Sales Co. Three, Inc.	Wisconsin

Charming Sales Co. One, Inc.	Wisconsin

Home ETC, Inc.	Delaware

KAFCO Development Co., Inc.	Pennsylvania

Lane Bryant of Pennsylvania, Inc.	Pennsylvania

Lane Bryant Purchasing Corp.	Ohio

Lane Bryant, Inc.	Delaware

Lane Bryant Woman Catalog, Inc.	Delaware

LOS #8257, LLC	Arizona

Modern Woman, Inc.	Delaware

Modern Woman Holdings, Inc.	Delaware

Modern Woman Specialty, Inc.	California

Outlet Division Management Co., Inc.	Delaware

Outlet Division Store Co., Inc.	Delaware

Petite Sophisticate, Inc.	Delaware

Petite Sophisticate Management Co., Inc.	Delaware

PSTM, Inc.	Delaware

Rolla #2685 Development Co., Inc.	Missouri

Shoetrader, Inc.	Pennsylvania

Sonsi, Inc.	Delaware

White Marsh Distribution, LLC	Maryland

Winks Lane, Inc.	Pennsylvania

Yucca #2524 Development Co., Inc.	California

Approximately 500 other companies1

1 Consists primarily of consolidated wholly-owned special purpose subsidiary companies of Charming Shoppes, Inc. that have done, are doing, or will be doing business as retail women's apparel stores under the Catherines and Lane Bryant brand names

Subsidiaries of ANN INC.

AnnTaylor, Inc.	Delaware

Annco, Inc.	Delaware

AnnTaylor Retail, Inc.	Florida

ANN Cards Services, Inc.	Florida

AnnTaylor Distribition Services, Inc.	Delaware

ANN Canada Inc.	Canada (federal)

AnnTaylor Sourcing Far East Limited	Hong Kong

AnnTaylor of Puerto Rico, Inc.	Puerto Rico

AnnTaylor Trading (Shanghai) Co., Ltd.	Shanghai, China